Exhibit 4.30
Credit Facility Agreement
No: Ji-08-2010-025
Party A: Baoding Tianwei Yingli New Energy Resources Co., Ltd.
Number of Business License: 130000400000845
Legal Representative/Person-in-Charge: Ding Qiang
Domicile: 3055 Fuxingzhong Road, High-tech Industrial Development Zone, Baoding
Postcode: 071000
Opening Bank and Bank Account: Tianwen Xi Road Sub-branch, Baoding City, China Construction Bank
Company Limited; 13001665608050500212
Tel: 0312-8929730
Fax:0312-8929705
Party B: Baoding Branch, Bank of China Company Limited
Legal Representative/Person-in-Charge: Su Yanfeng
Domicile: 2 Dongfeng Xi Road, Baoding
Postcode: 071000
Tel: 0312-3336728
Fax: 0312-3336732
For the purpose of furthering friendly and mutually beneficial cooperation ties, pursuant to the principles of voluntariness, equality, reciprocal benefit and good faith, and upon mutual consultation and agreement, Party A and Party B hereby enter into the following:
Article 1 Scope of Operations
Party B shall grant to Party A credit facilities in accordance with the provisions hereof, subject to compliance with this Agreement and relevant individual agreements and Party A may apply to Party B to utilize such credit facilities on a revolving, accommodative, or one-off basis in connection with the handling of RMB Export Finance Operations, Letter of Guarantee Operations and other credit facility grant operations (“Individual Credit Facility Operations”).
For the purpose hereof, the term “Export Finance Operations” includes the issuance of an international L/C or a domestic L/C, provision of bank guarantee for the taking delivery of goods; import bill advances, packing finance, export bill purchases, discounting of drafts accepted under usance L/C, domestic L/C buyer bill advances, domestic L/C seller bill purchases, domestic L/C negotiation and other international and domestic trade finance operations.

For the purpose hereof, the term “Letter of Guarantee Operations” includes the issuance of letters of guarantee/standby L/Cs and various international and domestic letter of guarantee operations.
Article 2 Types and Amounts of Credit Facilities
Party B agrees to provide the following credit facilities to Party A:
Type of Currency: RMB.
Amount: Seven Hundred Million (RMB700,000,000.00)
Such aggregate facility breaks downs as follows (by type and amount):
1. Export finance facility RMB640,000,000.00, of which:
(a) Packing loan facility : RMB50,000,000.00
(b) Rongyida seller finance and exporter discounting facility: RMB540,000,000.00
(c) Other export finance products: RMB50,000,000.00
2. Letter of guarantee facility: RMB60,000,000.00, of which:
Performance guarantee and quality guarantee facilities: RMB60,000,000.00.
Article 3 Utilization of Credit Facilities
3.1 During the term of utilization of the credit facilities hereunder, Party A may to the extent of the respective limits of the respective Individual Credit Facility Operations utilize relevant credit facilities as follows:
On a revolving basis. The specific types of credit facilities to which such utilization shall apply include the export finance facilities and the letter of guarantee facilities.
If Party A needs to utilize the foregoing credit facilities on an accommodative basis, Party A shall file a written request with Party B; Party B shall determine whether and how to provide such accommodative utilization and shall notify Party A in writing accordingly.
3.2 The balance of credit facilities incurred as of the date hereof by Party A with Party B on the basis of any previously effective credit facility agreement or similar agreement or separate agreements thereunder shall be deemed to have been incurred hereunder, and any such balance utilizing a credit facility shall be deemed to have utilized the credit facility hereunder.
3.3 Unless otherwise provided herein, the handling of the following operations will not result in any utilization of the credit facility hereunder:

(1) export bill purchase operations where documents are consistent with L/C terms;
(2) bill purchase or finance operations handled on reliance of drafts or amounts under an export L/C or domestic L/C which is acceptable to Party B and which has been accepted by, or has received payment commitment from, or has been acknowledged for payment, or has been confirmed by, the issuing bank or confirming bank;
(3) where Party A is capable of providing security deposits, treasuries, certificates of deposits issued by Party B, or such bank’s acceptances, letters of guarantee or standby L/Cs as are acceptable to Party B, the relevant credit facility amount covered by such security will not result in any utilization of the credit facility hereunder; or
(4) other operations which do not utilize the credit facility hereunder, as may be separately confirmed in writing by the parties.
Nonetheless, while such operations will not result in any utilization of the credit facility hereunder, the agreements underlying such operations shall, unless otherwise stated therein, remain part of their respective individual agreements hereunder and shall constitute an integral part of and be bound by this Agreement.
Article 4 Agreements to be Signed in Connection with the Handling of Individual Credit Facility Operations
When Party A applies to Party B for the handling of any Individual Credit Facility Operation hereunder, Party A shall provide Party B with the relevant application and/or the relevant contract/agreement entered into with Party B(“Individual Agreement”).
Article 5 Term of Utilization of Credit Facilities
The term of utilization of the credit facilities set out in Article 2 shall begin on the date hereof and end on January 5, 2011.
If, upon expiry of the credit facility utilization term referenced in the foregoing clause, Party B continues to provide credit facilities upon mutual agreement, the parties may enter into a written supplementary agreement, which shall specify the limits of new credit facilities, their term of utilization, etc. Such supplementary agreement shall constitute an integral part of this Agreement and shall have the same legal force and effect as this Agreement, provided that any matters not covered thereunder shall be governed by this Agreement.
Expiry of the credit facility utilization term hereunder shall not affect the legal force of this Agreement and shall not constitute a cause to terminate this Agreement. Party A and Party B shall continue to perform, pursuant to this Agreement and relevant Individual Agreements, any Individual Credit Facility Operation already handled hereunder and any rights and obligations already incurred hereunder.

Article 6 Conditions Precedent to the Handling of Individual Credit Facility Operations
When handling an Individual Credit Facility Operation, Party A shall at the request of Party B satisfy the following conditions:
1. to provide Party B for its keeping corporate files, documents, seals and relevant personnel name lists and signature specimens related to the entry into this Agreement and the Individual Agreement and to complete relevant certificates;
2. to open an account required for the handling of the Individual Credit Facility Operation;
3. to validly create the security arrangements specified under this Agreement and the Individual Agreement;
4. to satisfy other conditions precedent to the handling of such operation as specified in the Individual Agreement;
5. Other conditions which, in the opinion of Party B, are required to be met by Party A.
Article 7 Security
The parties agree that the indebtedness of Party A to Party B, all as incurred under this Agreement and any Individual Agreement, shall be secured by the following:
Creditworthiness.
If, (i)Party A or a security provider becomes the subject of an event which, in the opinion of Party B, may affect Party A’s or the security provider’s ability to perform relevant contracts, or (ii) relevant security contracts become void or are revoked or terminated, (iii) Party A or the security provider suffers a material deterioration in their financial conditions, or is involved in material litigation or arbitration cases, or their ability to perform contracts is otherwise affected, (iv) the security provider defaults under the security contract or any other contract between it and Party B, (v) the security subject-matter depreciates, or is damaged, destroyed or seized, and thus its value as security declines or is lost, Party B shall be entitled to request Party A to, and Party A shall be obligated to, provide new security or a guarantor replacement to secure the indebtedness hereunder.

Article 8 Representations and Warranties
Party A represents as follows:
(1) It is a legally registered and legally existing entity, with full capacity for civil rights and acts requisite for the entry into and performance of this Agreement;
(2) Execution and performance of this Agreement and Individual Agreements are based on its true expression of intent, have obtained lawful and valid authorizations as required by its articles of association or other internal governance documents and are not in breach of any agreement, contract or other legal documents binding upon it; and Party A possesses or will be possession of all relevant approvals, consents, filings or registrations required for the execution and performance of this Agreement;
(3) All documents, financial statements, vouchers and other information provided by Party A to Party B hereunder are true, complete, accurate and valid;
(4) The transactions underlying Party A’s application to Party B for the handling of relevant operations are genuine and lawful and are not targeted at money laundering or other illicit purposes;
(5) Party A has not concealed from Party B any event which may affect the financial condition and contract performance ability of it or security providers.
Party A warrants as follows:
(1) It will at the request of Party B regularly or timely provide Party B with its financial statements (including without limitation annual, quarterly and monthly statements) and other relevant information;
(2) It will accept and cooperate with the inspection and supervision by Party B on its utilization of credit facilities and relevant production and operating activities and financial activities;
(3) If Party A and any security provider hereto enter into a counter security contract or a similar contract in respect of the security obligations of the latter, such contract will not prejudice any rights of Party B hereunder.
(4) Party A will timely notify Party B of any event which may affect the financial condition and contract performance ability of Party A or security providers, including without limitation any form of division, combination or joint operation, equity joint venture or cooperation joint venture with foreign investors, contracting out of operations, restructuring, shareholding system revamping, proposed IPO or other changes to its operating model; reduction of registered capital, transfer of material assets or equity interests or assumption of material indebtedness; creation of new material indebtedness on security subject-matters, or seizure of security subject-matters; dissolution, cancellation or voluntary (involuntary) filing of bankruptcy petitions; or involvement in material litigation or arbitration cases.
(5) If a matter is not covered by this Agreement or any Individual Agreement, Party A agrees that it shall be handled in accordance with relevant rules and business practices of Party B.
Article 9 Intragroup Related Parties of Party A and Disclosure of Related Party Transactions
The parties agree that the following provisions shall apply:
Party A, being a group client as determined by Party B in accordance with the Risk Management Guidelines for Commercial Banks on their Credit Facility Operations with Group Clients, shall, pursuant to Article 17 of the aforesaid guidelines, timely provide to Party B information on related party transactions representing over 10% of its net assets, including the related party relationship of the parties to such transactions, the specific project and nature of such transactions, the amounts or relevant percentages of such transactions, and relevant pricing policies (including transactions without any amount of payment or with only a symbolic amount of payment).
Article 10 Events of Default and Their Handling
Any of the following shall constitute or be deemed an event of default of Party A under this Agreement and the relevant Individual Agreement:
(1) Party A fails to perform its payment and full repayment obligations to Party B in accordance with this Agreement or the Individual Agreement;
(2) Party A fails to apply the funds obtained hereunder to specified purposes in accordance with this Agreement or the Individual Agreement;
(3) Party A’s representations under this Agreement or the Individual Agreement are untrue or in breach of any of its warranties hereunder or thereunder;
(4) An event set out in Item 4, Paragraph 2 (warranties) of Article 8 hereof occurs and such event, in the opinion of Party B, is likely to affect the financial condition and contract performance ability of Party A or a security provider, and Party A fails to provide new security or a guarantor replacement in accordance with this Agreement;
(5) Party A ceases its operation or becomes the subject of an event of dissolution, cancellation, or bankruptcy;

(6) Party A is in breach of other provisions of this Agreement and the Individual Agreement governing the rights and obligations of the parties;
(7) Party A is in default under other contracts between it and other entities of Party B or Bank of China Company Limited; or
(8) A security provider is in breach of the provisions of the relevant security contract or is in default under other contracts between it and other entities of Party B or Bank of China Company Limited.
If any event of default set out in the foregoing provision occurs, Party B shall be entitled to adopt separately or concurrently any of the following measures:
(1) to request Party A or the security provider to remedy their breach within a set time;
(2) to reduce, suspend or terminate in whole or in part the credit facilities granted to Party A;
(3) to suspend or terminate in whole or in part the processing of the applications filed by Party A in respect of relevant operations under this Agreement, the Individual Agreement, or any other agreement between Party A and Party B; to suspend or terminate, in whole or in part, the disbursement or processing of undisbursed loans or yet-to-be processed trade finance or letter of guarantee operations;
(4) to declare full or partial acceleration of outstanding loans, the principal and interest of trade finance funds and letter of guarantee advances and other amounts payable under this Agreement, the Individual Agreement or other agreements between Party A and Party B;
(5) to terminate or dissolve this Agreement, or terminate or dissolve in whole or in part the Individual Agreement or other agreements between Party A and Party B;
(6) to demand Party A to indemnify for losses suffered by Party B as a result of such breach;
(7) to deduct, by ex ante or ex post notice, the funds in the account(s) opened by Party A with Party B to satisfy all or part of Party A’s indebtedness to Party B; any unmatured funds in relevant accounts shall be deemed to have matured on an accelerated basis; if the currency of the accounts of Party A differs from the currency in which Party B’s relevant operations are denominated, the then current exchange rate applied by Party B to exchange settlement shall be adopted for the conversion;

(8) to exercise secured rights in rem;
(9) to demand security providers to assume their guarantee liabilities; and
(10) to take other measures deemed necessary by Party B.
Article 11 Reservation of Rights
Neither failure by a party to exercise part or all of the rights under this Agreement or an Individual Agreement, nor failure by a party to demand the other party to perform and assume part or all of its obligations and liabilities shall operate as a waiver or release by such party of such rights or such obligations and liabilities.
Neither any tolerance or grace period accorded by one party to the other party nor any delay by one party to exercise any right under this Agreement or an Individual Agreement shall affect any right available to such party under this Agreement, the Individual Agreement or laws or regulations, or operate as a waiver by such party of such rights.
Article 12 Change, Amendment, Termination and Partial Nullification
This Agreement may be modified or amended by a written instrument by mutual agreement of the parties and any such modification or amendment shall constitute an integral part of this Agreement.
Unless otherwise provided by laws or regulations or otherwise agreed by the parties, this Agreement may not be terminated prior to full performance of the rights and obligations under this Agreement and all Individual agreements thereunder.
Unless otherwise provided by laws or regulations or otherwise agreed by the parties, the nullity of any provision hereof shall not affect the legal validity of any other provisions hereof.
Article 13 Governing Law; Dispute Resolution
Unless otherwise agreed by the parties, this Agreement and the Individual Agreements shall be governed by the laws of the People’s Republic of China.
Unless otherwise agreed by the parties, upon effectiveness of this Agreement and the Individual Agreements, any dispute arising out of or in connection with the execution and performance of this Agreement and the Individual Agreements may be resolved by the parties through consultation, failing which any party may resolve it by means of a proceeding to be brought before the people’s court of the place of Party B or another entity of Bank of China Company Limited performing rights and obligations under this Agreement or an Individual Agreement.

Pending the resolution of a dispute, if such dispute does not affect the performance of the other provisions of this Agreement or an Individual Agreement, such other provisions shall continue to be performed.
Article 14 Costs
Unless otherwise provided by law or otherwise agreed by the parties, any cost (including attorney’s fee) arising out of the entry into and performance of this Agreement and the Individual Agreements and the resolution of disputes hereunder and thereunder shall be borne by Party A.
Article 15 Schedules
The following schedules, together with such other schedules and Individual Agreements as may be jointly confirmed by the parties, shall constitute an integral part of, and have the same legal force and effect as, this Agreement:
Schedule 1: Agreement for International L/C Operations
Schedule 2: Agreement for Import Bill Advance Operations
Schedule 3: Agreement for Packing Loan Operations
Schedule 4: Agreement for Export Bill Purchase Operations
Schedule 5: Agreement for the Operations of Discounting Drafts Accepted under Usance L/Cs
Schedule 6: Agreement for the Issuance of Letters of Guarantee/Standby L/Cs
Schedule 7: Agreement for the Issuance of Domestic L/Cs
Schedule 8: Agreement for Domestic L/C Seller Bill Purchase Operations
Schedule 9: Agreement for Domestic L/C Buyer Bill Advance Operations
Schedule 10: Agreement for Domestic L/C Negotiation Operations
Schedule 11: Agreement for Outbound Remittance Financing Operations

Article 16 Miscellaneous
16.1 Without written consent of Party B, Party A may not assign any rights or obligations under this Agreement or an Individual Agreement to any third party.
16.2 If, as result of business needs, Party B is required to entrust another entity of Bank of China Company Limited to perform its rights and obligations under this Agreement and an Individual Agreement, Party A shall agree to such entrustment; and such entrusted entity of Bank of China Company Limited shall be entitled to exercise all of the rights under this Agreement and the Individual Agreement and to bring a dispute under this Agreement or the Individual Agreement to a court for adjudication or to an arbitration body for arbitration.
16.3 Without prejudice to the other provisions of this Agreement and the Individual Agreement(s), this Agreement shall be legally binding upon the parties and their respective lawful successors and assignees.
16.4 Unless otherwise provided herein, the parties shall designate their respective domicile addresses, all as set out in this Agreement, as their correspondence and contact address and undertake to promptly notify the other party in writing of any change to such addresses.
16.5 The headings used herein and the name of the various business operations of Party B are inserted for ease of reference only and shall not be relied upon in the construction of the content of any provisions or the rights and obligations of the parties.
Article 17 Effectiveness of the Agreement
This Agreement shall become effective as from the date of execution and affixing of common seals by the parties’ legal representatives or persons-in-charge or authorized signatories thereof.
This Agreement shall be made in two originals. Each party shall hold one copy, each of which shall have the same legal force and effect.
Party A: Baoding Tianwei Yingli New Energy Resources Co., Ltd.
Authorized Signatory: [Signature]
Party B: Baoding Branch, Bank of China Company Limited
Authorized Signatory: [Signature]
Date: January 15, 2010

Schedule 1: Agreement for International L/C Operations
1. In case of a conflict between the provisions hereof and those of the Credit Facility Agreement (“Facility Agreement”), the former shall prevail.
2. When applying to Party B to issue a letter of credit (L/C), Party A shall satisfy the conditions precedent set out in the Facility Agreement.
3. Party A agrees for Party B to handle all L/C matters in accordance with Uniform Customs and Practices for Documentary Credits ☐UCP500/ ☐UCP600; same below) and to assume resultant obligations and liabilities.
4. L/C Issuance and Amendment
(1) If Party B accepts an L/C issuance application of Party A, Party B shall issue an L/C consistent with the International L/C Issuance Application Form, as submitted by Party A, provided that the final content of such L/C shall be governed by the L/C actually issued by Party B.
(2) Party B’s request for the submission by Party A of L/C-related documents or files (e.g. trade contracts) shall not be construed as an obligation on the part of Party B to issue an L/C in accordance with such documents or files.
(3) If Party A needs to amend the L/C, it shall submit an International L/C Amendment Application Form to Party B; and Party A shall agree for Party B to handle L/C amendment matters in accordance with the aforesaid Uniform Customs and Practices for Documentary Credits and shall assume resultant obligations and liabilities. An L/C amendment shall be binding upon Party A immediately upon its issuance.
(4) Party B shall be entitled to exercise independent judgment with respect to L/C amendments and may decline an amendment application of Party A or provide recommendations on proposed amendments. If an L/C amendment involves any amount, currency, interest rate, maturity, etc., and if Party B believes such amendment will impose heavier obligations upon security providers, Party B shall be entitled to demand Party A to provide supplementary security deposits, and/or demand Party A to procure the security guarantor to sign and agree to the International L/C Amendment Application Form, failing which Party B shall be entitled to decline the amendment application of Party A.

(5) L/C amendments shall not modify other rights and obligations of Party A under the Facility Agreement and this Schedule.
(6) The L/C-related content of the International L/C Issuance Application Form and the International L/C Amendment Application Form shall be completed in English and Party A shall be responsible for all liabilities for any ambiguity arising from any illegible handwriting or word of confusing import in the application forms.
(7) Party A shall timely pay to Party B all costs arising out of the issuance or amendment of an L/C (including relevant bank fees which a foreign beneficiary may refuse to bear), which costs shall be calculated in accordance with the rules of Party B.
5. External Payment under the L/C
5.1 During the term of an L/C, upon receipt of Party B’s “document in receipt” advice, Party A shall within the time specified in such advice notify Party B of its position on the handling of such documents, failing which, Party A shall be deemed to have no intent to decline relevant payment and to agree for Party B to effect payment/acceptance/ payment commitment; if Party A notifies Party B to accept such documents within the time specified in such advice, and if Party B agrees to Party A’s position on the handling of such documents, then and only then may Party B effect payment/acceptance/ payment commitment. Party A shall in accordance with the International L/C Issuance Application Form deposit supporting payment funds.
If Party A notifies Party B to accept relevant documents, and if Party B does not agree to Party A’s position on the handling of such documents, Party B shall be entitled to decide in its discretion whether to refuse payment by solely relying on the conformity of such documents; if Party A agrees to provide Party B with an adequate amount of security deposit or other payment guarantee, Party B will be entitled to either decide to waive its right to refuse such payment in light of actual circumstances, or to continue to reserve such discretionary power to decline payment.
5.2 If Party A believes the documents contain any discrepancy and requests Party B within the time specified in the “documents in receipt” advice to refuse payment/acceptance/ payment commitment, Party A shall once for all set out all such discrepancies and shall submit two copies of a statement of reasons for refusal affixed with the specimen seal of Party A. Party B shall be entitled to treat the discrepancies set out in such statement of reasons for refusal as all of the discrepancies noted by Party A with respect to the documents. If Party B agrees to such discrepancies as noted by Party A, Party B may refuse payment; if, upon an examination consistent with international customs and practices, Party B finds such discrepancies groundless or immaterial and thus insufficient to constitute a reason for refusal, Party B shall be entitled to decide to effect payment/acceptance/ payment commitment and to directly employ the supporting payment funds deposited by Party A for such payment, and Party A shall assume all resultant obligations and liabilities.
5.3 If, due to any inadequacy of the supporting payment funds deposited by Party A, Party B pays relevant amounts payable for the account of Party A, such payment advance shall immediately constitute Party A’s indebtedness to Party B under the Facility Agreement and this Schedule and shall be repaid by Party A without delay. The interest rate and interest computation for such payment advance will be dealt with in accordance with the relevant application form.
6. Supplementary Warranties
In addition to those set out in the Facility Agreement, Party A shall make the following supplementary warranties to Party B in connection with the handling of the operation hereunder:
(1) If upon issuance of the L/C, any L/C-related amendment occurs to the underlying import and export trade contract, Party A shall immediately notify Party B in writing.
(2) Upon advance payment, acceptance or payment commitment by Party B, Party B shall be entitled to the right of disposal over the full set of documents/goods under the L/C or other security interests or property interests that may be available to Party B under any applicable laws and regulations. If, in accordance with applicable laws, regulations or the opinion of a competent court or arbitration body, the right to dispose of the full set of documents/goods under the L/C shall belong to Party A, Party A hereby agrees to transfer unconditionally such right to Party B to the fullest extent permissible by applicable law and accepts all actions or inactions of Party B in connection with the disposal of such documents/goods. If, in accordance with applicable laws, regulations or the opinion of a competent court or arbitration body, the right to dispose of the full set of documents/goods under the L/C shall belong to Party B, Party B will retain such right until Party A redeems such documents or repays in full the payment advance of Party B.
With respect to usance drafts accepted by Party B or deferred payments confirmed by Party B, Party A may not, on account of any reason whatsoever, request Party B to cease payment and waives to the extent permissible by laws and regulations the right to petition the people’s court to freeze, or initiate any litigation to request, ceasing of payment of the funds under the L/C.
(3) Party A shall bear the risks of loss, delay, error and omission or destruction of the business correspondences, communications and documents under the L/C during the process of their mailing, telegraphic transmission, or other form of transmission, as well the risks associated with the use by Party B of third party services.

7. Other specific matters associated with the handling of the operation hereunder shall be dealt with in accordance with the International L/C Issuance Application Form and the International L/C Amendment Application Form.

Schedule 2: Agreement for Import Bill Advance Operations
1. In case of a conflict between the provisions hereof and those of the Facility Agreement, the former shall prevail.
2. When applying to Party B to handle import bill advance operations, Party A shall satisfy the conditions precedent set out in the Facility Agreement.
3. If Party B accepts an import bill advance application of Party A, Party B shall, on the basis of the currency and amount specified in such Import Bill Advance Application Form as accepted by it, pay bill advance payments to the presenting bank.
4. Party A hereby confirms that:
(1) Party B shall be entitled to the right of disposal over the full set of documents/goods under the import bill advance operation or other security interests or property interests that may be available to Party B under any applicable laws and regulations. If, in accordance with applicable laws, regulations or the judgment or award of a competent court or arbitration body, the right to dispose of the full set of documents/goods under the import bill advance operation shall belong to Party A, Party A hereby agrees to transfer unconditionally such right to Party B to the fullest extent permissible by applicable law and accepts all actions or inactions of Party B in connection with the disposal of such documents/goods. If, in accordance with applicable laws, regulations or the judgment or award of a competent court or arbitration body, the right to dispose of the full set of documents/goods under the import bill advance operation shall belong to Party B, Party B will retain such right until Party A repays in full the bill advance payments of Party B.
(2) When Party A applies to Party B to take possession of documents/goods and to thereby repay Party B’s import bill advances with the sales proceeds, Party A shall be acting only as a trustee of Party B, including without limitation, acting on behalf of Party B to keep relevant documents in custody; handle the warehousing, custody, transport, processing, selling and insurance and like matters of the goods under such documents; maintain custody of the sales proceeds; or deposit sales proceeds into an account designated by Party B. In addition, when selling the goods to a third person, Party A shall indicate its such capacity to such third person.
(3) All costs incurred by the goods during their custody under Party A, including without limitation insurance, warehousing, transport and dock costs, shall be borne by Party A; Party A undertakes to take out insurance for the goods against all possible risks at their market price and to name Party B as an insured in the original policy, and to deliver such original policy to Party B for custody; should the so insured goods suffer a loss, Party B shall be entitled to directly file claims with the insurer.
(4) Without consent of Party B, Party A may not dispose of the goods by means of deferred payment or any non-monetary payment, or at a price below the market level. Party A may not create a mortgage or pledge on the goods in favor of any other person or subject the goods to any lien. Upon the request of Party B, Party A shall immediately provide Party B with the accounts of the goods and details on their sales revenue or relevant sales contracts; Party B shall have the right to access the warehouse(s) to inspect the actual conditions of the goods or take repossession thereof.
5. Supplementary Warranties
In addition to those set out in the Facility Agreement, Party A shall make the following supplementary warranties to Party B in connection with the handling of the operation hereunder:
Party A warrants that the sales proceeds of the imported goods will first be applied towards the repayment of the financing provided by Party B to Party A.
6. Other specific matters associated with the handling of the operation hereunder shall be dealt with in accordance with the Import Bill Advance Application Form.

Schedule 3: Agreement for Packing Loan Operations
1. In case of a conflict between the provisions hereof and those of the Facility Agreement, the former shall prevail.
2. When applying to Party B to handle packing loan operations, Party A shall satisfy the conditions precedent set out in the Facility Agreement.
3. If Party B accepts a packing loan application of Party A, Party B shall, on the basis of the currency and amount specified in such Packing Loan Application Form as accepted by it, disburse the loan proceeds to Party A.
4. Party A shall apply all of the loan proceeds only towards purchasing, and organizing the production of and arranging for the export of, the export goods under the L/C and may not apply such loan proceeds to any other purpose without written consent of Party B.
5. For Party A to draw down the loan, Party A shall satisfy the following conditions:
(a) to submit a written drawdown request prior to expiry of the term of utilization of the packing loan facility approved by Party B in favor of Party A;
(b) to provide relevant documents certifying the purpose of the loan;
(c) to deliver the original copy of the relevant L/C to Party B for custody;
(4) to satisfy other conditions precedent set out in the Facility Agreement.
6. The proceeds to be collected upon Party A’s delivery of goods and submission of documents and handling of the exchange collection under the export L/C shall be the primary source for the repayment of the loan hereunder. Party A hereby irrevocably agrees to entrust Party B to handle the exchange collection matters under the export L/C and furthers agrees for Party B to automatically offset the exchange proceeds collected under the export L/C against the principal, interest and expenses of the loan hereunder.
If Party A concurrently uses the L/C used in connection with the handling of the packing loan to apply for the handling of export bill purchase operations, Party A agrees for Party B to automatically offset the export bill purchase proceeds against the principal, interest and expenses of the loan hereunder.
If, as a result of Party A’s failure to deliver goods, or any discrepancy between the documents and the L/C or any other reason, the sales proceeds of the goods cannot be recovered in time, Party A shall without delay use other sources of funds to repay the principal, interest and expenses of the loan hereunder.
7. In addition to those set out in the Facility Agreement, Party A shall make the following supplementary warranties to Party B in connection with the handling of the operation hereunder:
(1) Party A shall timely provide information to Party B on its application of the packing loan towards the preparation of the goods and shall accept the supervision and inspection of Party B at any time;
(2) Party A shall submit the documents under the L/C to Party B within the term of the L/C as well as the documents submission period specified in the L/C for the latter’s handling of export exchange collection matters under the L/C;
(3) The export exchange proceeds of Party A as collected under the L/C shall first be applied towards the repayment of the principal, interest and expense of the loan hereunder.
If, for whatsoever reason, Party A fails to recover proceeds from the goods, Party A shall unconditionally assume the responsibility of repaying the principal, interest and expense of the loan hereunder.
(4) If the production or sale of the export goods encounters serious difficulties, Party A shall timely notify Party B of the same in writing.
8. In addition to those set out in the Facility Agreement, the following circumstances shall also constitute or be deemed an event of default by Party A:
(1) For whatsoever reason, Party A fails to deliver the full set of documents under the L/C to Party B, or the documents submitted by Party A are found, upon Party B’s examination, to contain discrepancies which Party A is unable to cure;
(2) For whatsoever reason the funds under the L/C cannot be fully and timely recovered in accordance with the terms of the L/C.
9. Other specific matters associated with the handling of the operation hereunder shall be dealt with in accordance with the Packing Loan Application Form.

Schedule 4: Agreement for Export Bill Purchase Operations
1. In case of a conflict between the provisions hereof and those of the Facility Agreement, the former shall prevail.
2. When applying to Party B to handle export bill purchase operations, Party A shall satisfy the conditions precedent set out in the Facility Agreement.
3. If Party B accepts an export bill purchase application of Party A, Party B shall, on the basis of the currency and amount specified in such Export Finance Application Form as accepted by it, disburse the bill purchase proceeds to Party A.
If concurrently with the handling of export bill purchase operations under an L/C, Party A applies to Party B to handle packing loan operations, Party A agrees that the financing proceeds from such export bill purchase operation as requested by it shall first be applied by Party B towards automatically offsetting the principal, interest and expense of the loan under the packing loan operation and that Party A shall receive the balance of the loan after such offsetting.
4. Party A agrees for Party B to treat the proceeds collected upon mailing of documents and the exchange payment request under the export bill purchase operation as the source of repayment for the bill purchase operation and to automatically offset such proceeds against the financing provided by Party B to Party A.
5. Party A hereby confirms that:
Upon Party A’s submission of the documents and Party B’s disbursement of the financing proceeds, Party B shall be entitled to the right of disposal over the full set of documents/goods under the L/C/ collection or other security interests or property interests that may be available to Party B under any applicable laws and regulations and such rights and interests shall be retained by Party B until full satisfaction of its claims.
If, in connection with an export bill purchase operation, any discrepancy occurs between the documents and the L/C and if as a result there occurs any circumstance affecting the normal recovery of the amounts receivable in respect of the export goods, Party B shall be entitled to demand Party A to prepay the export bill purchase financing and/or seek other remedies provided in the Facility Agreement.
6. In addition to those set out in the Facility Agreement, Party A shall make the following supplementary warranties to Party B in connection with the handling of the operation hereunder:

(1) Party A will at the request of Party B timely provide information on the sales of the export goods;
(2) Party A will timely notify Party B in writing if the selling of the export goods encounters serious difficulties.
7. In addition to those set out in the Facility Agreement, the following circumstances shall also constitute or be deemed an event of default by Party A:
(1) Due to discrepancies between the documents and the L/C or any other reasons the foreign bank or payer refuses, delays or reduces payment;
(2) Riot, war or financial crisis erupts in the place of the issuing bank or the payer, or the issuing bank or the payer becomes the subject of bankruptcy or a force majeure event, as a result of which the foreign bank or the payer is likely to refuse, delay or reduce payment;
(3) As a result of any missing or delay of documents during the course of mailing, or any omissions in telegraphic communications the foreign bank or the payer is likely to refuse, delay or reduce payment.
8. Other specific matters associated with the handling of the operation hereunder shall be dealt with in accordance with the Export Finance Application Form.

Schedule 5: Agreement for the Operation of Discounting
Drafts Accepted under Usance L/Cs
1. In case of a conflict between the provisions hereof and those of the Facility Agreement, the former shall prevail.
2. When applying to Party B to handle the discounting of drafts accepted under a usance L/C, Party A shall satisfy the conditions precedent set out in the Facility Agreement.
3. If Party B accepts Party A’s application for the discounting of drafts accepted under a usance L/C, Party B shall, on the basis of the currency and amount specified in such Export Finance Application Form as accepted by it, disburse the discounting proceeds to Party A.
4. Party A agrees that the proceeds collected upon mailing of documents and the exchange payment request shall be treated as the source of repayment and shall be automatically offset against the financing provided by Party B to Party A.
5. Supplementary Warranties.
In addition to those set out in the Facility Agreement, Party A shall make the following supplementary warranties to Party B in connection with the handling of the operation hereunder:
(1) Party A has obtained the documents lawfully, in bona fide and honestly.
(2) Party A will assume any and all liabilities for the legitimacy of the transactions underlying the drafts.
6. In addition to those set out in the Facility Agreement, the following circumstances shall also constitute or be deemed an event of default by Party A:
(1) Any of the following occurs to the accepting bank:
A. The financial condition of the accepting bank deteriorates, which, in the opinion of Party B, will result in its inability to fulfill the payment obligation;
B. The accepting bank is (or is likely to be) dissolved, cancelled, wound up or declared bankrupt;
C. The accepting bank is declared by a court as being subject to freezing of money or is imposed a payment prohibition order by a court;
D. The accepting bank notifies that as a result of its being imposed a freezing of money order, a payment prohibition order or other assets preservation measures, it is likely to become unable to make payments on time;
E. The main assets of the accepting bank are lost or destroyed, or are subjected to any seizure, attachment, confiscation, freezing, auction, sale or requisition.
G. The accepting bank becomes incapable of effecting payment in the relevant foreign exchange as a result of the exchange control of its home country;
H. The home country of the accepting bank is hit by political instability, natural disaster or financial crisis, which, in the opinion of Party B, may result in Party A’s inability to effect payment on time;
I. The accepting bank or its home country becomes the subject of other event which in the opinion of Party A may affect the payment ability of the accepting bank.
7. Other specific matters associated with the handling of the operation hereunder shall be dealt with in accordance with the Export Finance Application Form.

Schedule 6: Agreement for the Issuance of Letters of Guarantee/Standby L/Cs
1. In case of a conflict between the provisions hereof and those of the Facility Agreement, the former shall prevail.
2. When applying to Party B to issue a letter of guarantee/standby L/C, Party A shall satisfy the conditions precedent set out in the Facility Agreement.
3. Letter of Guarantee/Standby L/C Issuance and Amendment
(1) If Party B accepts a letter of guarantee/ standby L/C issuance application of Party A, Party B shall issue a letter of guarantee/standby L/C consistent with the mutual agreement of the parties.
(2) The details of the letter of guarantee/standby L/C to be issued by Party B at the request of Party A shall be prepared with reference to the Letter of Guarantee/Standby L/C Issuance Application Form submitted by Party A to Party B, provided that the final content of such letter of guarantee/standby L/C shall be governed by the letter of guarantee/standby L/C actually issued by Party B.
(3) If Party A needs to amend the L/C, it shall submit a Letter of Guarantee/Standby L/C Amendment Application Form to Party B.
(4) If a letter of guarantee/standby L/C amendment involves the amount, currency, interest rate, maturity or any other terms and if Party B believes such amendment requires security enhancement, Party B shall be entitled to demand Party A to provide supplementary security deposits, and/or demand Party A to procure the provider of counter security to sign and agree to the Letter of Guarantee/Standby L/C Amendment Application Form, failing which Party B shall be entitled to decline the amendment application of Party A.
(5) Letter of guarantee/standby L/C amendments shall not modify the other rights and obligations of Party A under the Facility Agreement and this Schedule.
4. Party A agrees that if any claim occurs under the letter of guarantee/standby L/C during the term thereof, and if the claim documents by the beneficiary are found, upon Party B’s examination, consistent with the terms of the letter of guarantee/standby L/C, Party B shall be entitled to directly effect payment by applying the supporting payment funds deposited by Party A.
If, due to the inadequacy of the supporting payment funds deposited by Party A, Party B advances the claimed amounts for the account of Party A, such advance shall immediately constitute Party A’s indebtedness to Party B under the Facility Agreement and this Schedule. Party A shall pay interest in respect of such indebtedness from the date of such advance by Party B to the date of its actual repayment by Party A at an interest rate to be dealt with in accordance with the terms of the Letter of Guarantee/Standby L/C Issuance Application Form.
5. In addition to those set out in the Facility Agreement, Party A shall make the following supplementary warranties to Party B in connection with the handling of the operation hereunder:
(1) If the letter of guarantee/standby L/C is re-issued/re-transmitted by another bank entrusted to that effect, Party A agrees to assume all risks and liabilities of Party B with respect to the reissuing/re-transmitting bank under the reissued/retransmitted letter of guarantee/standby L/C.
(2) Party A will immediately notify Party B of the implementation of, amendment or change to, or termination of the contract(s) underlying the letter of guarantee/standby L/C and the underlying transaction as well as any other circumstances affecting the guarantee liabilities of Party B.
(3) Party A shall cooperate with Party B in handling relevant procedures relating to contract performance under the guarantee provided in favor of an external party;
(4) Party A shall bear the risks of loss, delay, error and omission or destruction of the business correspondences, communications and documents during the process of their mailing, telegraphic transmission, or other form of transmission, as well the risks associated with the use by Party B of third party services.
(5) If the letter of guarantee/standby L/C has no specific date of expiry, or applies foreign law or customs and practices, or has no specific amount of guarantee, Party A agrees to indemnify Party B against all risks, liabilities and losses suffered by Party B as a result thereof.
6. Other specific matters associated with the handling of the operation hereunder shall be dealt with in accordance with the Letter of Guarantee/Standby L/C Issuance Application Form and the Letter of Guarantee/Standby L/C Amendment Application Form.

Schedule 7: Agreement for the Issuance of Domestic L/Cs
1. In case of a conflict between the provisions hereof and those of the Facility Agreement, the former shall prevail.
2. When applying to Party B to issue a domestic L/C, Party A shall satisfy the conditions precedent set out in the Facility Agreement.
3. Party A unconditionally assumes the following responsibilities:
(1) Party A will comply with the Domestic Letter of Credit Settlement Rules of the People’s Bank of China and relevant regulations of the state and agrees for Party B to handle all matters under such letter of credit in accordance with the Domestic Letter of Credit Settlement Rules and relevant regulations of the state and to bear all resultant responsibilities.
(2) Party A warrants that all information provided to Party B in connection with the issuance of the L/C are true, complete and valid, and the L/C in question is backed by genuine trade transactions; if Party A provides false and/or incomplete and/or invalid information, and/or the L/C in question is not backed by genuine trade transactions, Party A will assume all resultant responsibilities.
(3) Party A undertakes that, if, before Party A repays the L/C amounts to Party B, the goods under the L/C has been placed under effective control of Party A, the rights to such goods shall be owned by Party B.
(4) Party A shall be responsible for all consequences arising out of any illegible handwriting in or words of confusing import in the application form.
4. Domestic L/C Issuance and Amendment
(1) If Party B accepts a domestic L/C issuance application of Party A, Party B shall issue an L/C consistent with the Domestic L/C Issuance Application Form, as submitted by Party A, provided the final content of such L/C shall be governed by the L/C actually issued by Party B.
(2) Party B’s request for the submission by Party A of domestic L/C-related documents or files (e.g. trade contracts) shall not be construed as an obligation on the part of Party B to issue a domestic L/C in accordance with such documents or files.
(3) If Party A needs to amend the domestic L/C, it shall submit a Domestic L/C Amendment Application Form to Party B; Party A shall agree for Party B to handle L/C amendment matters in accordance with the Domestic Letter of Credit Settlement Rules and shall assume resultant obligations and liabilities. A Domestic L/C

Amendment Application Form shall be binding upon Party A immediately upon its giving.
(4) Party B shall be entitled to exercise independent judgment with respect to domestic L/C amendments and may decline an amendment application of Party A or provide recommendations on proposed amendments. If an L/C amendment involves the amount, currency, interest rate, maturity and the like, and if Party B believes such amendment will impose heavier obligations upon security providers, Party B shall be entitled to demand Party A to provide supplementary security deposits, and/or demand Party A to procure the security guarantor to sign and agree to the Domestic L/C Amendment Application Form, failing which Party B shall be entitled to decline the amendment application of Party A.
(5) Domestic L/C amendments shall not modify the other rights and obligations of Party A under the Facility Agreement and this Schedule.
(6) The domestic L/C-related content of the Domestic L/C Issuance Application Form and the Domestic L/C Amendment Application Form shall be completed in English and Party A shall be responsible for all liabilities arising out of any ambiguity resultant from illegible handwriting or words of confusing import in the application forms.
(7) Party A shall timely pay to Party B all costs arising out of the issuance or amendment of a domestic L/C (including relevant bank fees which a foreign beneficiary may refuse to bear), which costs shall be calculated in accordance with the rules of Party B.
5. External Payment under the Domestic L/C
5.1 During the term of a domestic L/C, upon receipt of Party B’s “document in receipt” advice, Party A shall within the time specified in such advice notify Party B of its position on the handling of such documents, failing which Party A shall be deemed to have no intent to decline relevant payment and agree for Party B to effect payment/acceptance/ payment commitment; if Party A notifies Party B to accept such documents within the time specified in such advice, and if Party B agrees to Party B’s position on the handling of such documents, then and only then may Party B effect payment/acceptance/ payment commitment. Party A shall in accordance with the Domestic L/C Issuance Application Form deposit supporting payment funds.
If Party A notifies Party B to accept relevant documents, and if Party B does not agree to Party B’s position on the handling of such documents, Party B shall be entitled to decide in its discretion whether to refuse payment by solely relying on the conformity of such documents; if Party A agrees to provide Party B with an adequate amount of security deposit or other payment guarantee, Party B will be entitled to either decide to waive its right to refuse such payment in light of actual circumstances, or to continue to reserve such discretionary power to decline payment.
5.2 If Party A believes that the documents present any discrepancy and requests Party B within the time specified in the “documents in receipt” advice to refuse payment/acceptance/ payment commitment, Party A shall once for all set out all such discrepancies and shall submit two copies of a statement of reasons for refusal affixed with the specimen seal of Party A. Party B shall be entitled to treat the discrepancies set out in such statement of reasons for refusal as all of the discrepancies noted by Party A with respect to the documents. If Party B agrees to such discrepancies as noted by Party A, Party B may refuse payment; if, upon an examination consistent with customs and practices, Party B finds such discrepancies groundless or immaterial and thus insufficient to constitute a reason for refusal, Party B shall be entitled to decide to effect payment/acceptance/ payment commitment and to directly apply the supporting payment funds deposited by Party A towards such payment, and Party A shall assume all resultant obligations and liabilities.
5.3 If, due to the inadequacy of the supporting payment funds deposited by Party A, Party B advances the amounts payable for the account of Party A, such advanced payment shall immediately constitute Party A’s indebtedness to Party B
6. Supplementary Warranties
In addition to those set out in the Facility Agreement, Party A shall make the following supplementary warranties to Party B in connection with the handling of the operation hereunder:
(1) If, upon issuance of the domestic L/C, any L/C-related amendment occurs to the underlying trade contract, Party A shall immediately notify Party B in writing.
(2) With respect to deferred payments confirmed by Party B, Party A shall not on the grounds of any reason whatsoever request Party B to cease payment and shall waive to the extent permissible by laws and regulations the right to petition the people’s court to freeze, or initiate any litigation to request the ceasing of payment of, the funds under the domestic L/C on the grounds of any reason whatsoever.
(3) Party A shall bear the risks of loss, delay, error and omission or destruction of the business correspondences, communications and documents under the domestic L/C during the process of their mailing, telegraphic transmission, or other form of transmission, as well the risks associated with the use by Party B of third party services.
7. Other specific matters associated with the handling of the operation hereunder shall be dealt with in accordance with the Domestic L/C Issuance Application Form and the Domestic L/C Amendment Application Form.

Schedule 8: Agreement for Domestic L/C Seller Bill Purchase Operations
1. In case of a conflict between the provisions hereof and those of the Facility Agreement, the former shall prevail.
2. The term “seller bill purchase operation” means a short-term financing facility with recourse provided by the bank to the seller against the documents submitted by the seller upon delivery of goods under the domestic L/C business operations.
3. Conditions Precedent to Seller Bill Purchase Operation
(1) When applying to Party B for the seller bill purchase operation, Party A shall satisfy the conditions precedent set out in the Facility Agreement.
(2) The letter of credit shall state that it shall be governed by Domestic Letter of Credit Settlement Rules of the People’s Bank of China (or its latest version as of the date of issuance of the letter of credit) and shall be in such form and substance as reviewed and accepted by Party B.
4. Application for Seller Bill Purchase Operation
Upon effectiveness of the Facility Agreement, Party A shall submit a Domestic L/C Seller Bill Purchase Application Form for each seller bill purchase operation (“Transaction”) it applies for.
Each Transaction under this Schedule shall be independent from each other and shall comply with this Schedule, the relevant L/C and the relevant application of Party A.
5. Payment
If Party B accepts Party A’s application for the seller bill purchase operation, Party B shall disburse bill purchase funds to Party A on the basis of the amount specified in such Domestic L/C Seller Bill Purchase Operation Application Form as accepted by it.
The term and other relevant matters of the bill purchase operation shall be specifically dealt with in accordance with the provisions of the Domestic L/C Seller Bill Purchase Operation Application Form hereunder.
6. Party A agrees for Party B to treat the proceeds collected upon mailing of documents and the exchange payment request under the seller bill purchase operation as the source of repayment for the bill purchase operation and to automatically offset such proceeds against the financing provided by Party B to Party A.
7. Interest and Fee. In connection with the handling of the Transaction, Party A agrees to pay interest and fee to the purchasing bank, as more specifically set out in the

Domestic L/C Seller Bill Purchase Operation Application Form hereunder.
8. Party A hereby confirms that:
Upon Party A’s submission of the documents and Party B’s disbursement of the financing proceeds, Party B shall be entitled to the right of disposal over the full set of documents/goods under the domestic L/C or other security interests or property interests that may be available to Party B under any applicable laws and regulations and such rights and interests shall be retained by Party B until full satisfaction of its claims.
If, in connection with a seller bill purchase operation, any discrepancy occurs between the documents and the domestic L/C and if as a result there occurs any circumstance affecting the normal recovery of the amounts receivable in respect of the seller’s goods, Party B shall be entitled to demand Party A to prepay the bill purchase financing and/or seek other remedies provided in the Facility Agreement.
If, as a result of any discrepancy in the documents, any missing or delay of documents during the course of mailing, or any omissions in telegraphic communications, or any other reason not attributable to Party B, the payer under the L/C refuses, delays or reduces payment, Party B may claim from Party A payment for the principal, interest and expense of all (or the unpaid portion) of the financing together with any losses in connection therewith. Party B shall also have the option to dispose, on its own, of the documents and goods under the seller bill purchase operation hereunder, to receive indemnity payment paid out of the proceeds of such disposal, and to claim any shortfall from Party A.
If the proceeds obtained by Party B upon mailing of documents and request of payment or discretionary disposal of the documents and goods are insufficient to repay in full the financing, Party B shall have the right to deduct, on its own, relevant amounts from the accounts opened by Party A with Party B or any other payment receipts of Party A. If Party B directly deducts relevant amounts from Party A’s account in accordance with relevant provisions hereof, and if the currency of such account differs from the currency of denomination of the bill purchase operation, such deduction shall be effected using the then applicable exchange rate of Party B.
9. In addition to those set out in the Facility Agreement, Party A shall make the following supplementary warranties to Party B in connection with the handling of the operation hereunder:
(1) Party A shall at the request of Party B timely provide Party B with information on the sales of the seller’s goods under the domestic L/C;

(2) If the sale of the seller’s goods under the domestic L/C encounters serious difficulties, Party A shall timely notify Party B of the same in writing.
10. Other specific matters associated with the handling of the operation hereunder shall be dealt with in accordance with the Domestic L/C Seller Bill Purchase Application Form.

Schedule 9: Agreement for Domestic L/C Buyer Bill Advance Operations
1. In case of a conflict between the provisions hereof and those of the Facility Agreement, the former shall prevail.
2. The term “buyer bill advance operation” means a short-term financing facility provided by Party B to Party A at the request of Party A under the domestic L/C business operations against the documents submitted by the negotiating bank or the presenting bank.
3. Conditions Precedent to Buyer Bill Advance Operation
(1) When applying to Party B for the buyer bill advance operation, Party A shall satisfy the conditions precedent set out in the Facility Agreement.
(2) The letter of credit shall state that it shall be governed by Domestic Letter of Credit Settlement Rules of the People’s Bank of China (or its latest version as of the date of issuance of the letter of credit) and shall be in such form and substance as reviewed and accepted by Party B.
4. Application for Buyer Bill Advance Operation
Upon effectiveness of the Facility Agreement, Party A shall submit a Domestic L/C Buyer Bill Advance Application Form for each buyer bill advance operation (“Transaction”) it applies for.
Each Transaction under this Schedule shall be independent from each other and shall comply with this Schedule, the relevant L/C and the relevant application of Party A.
5. Payment
If Party B accepts Party A’s application for the buyer bill advance operation upon satisfaction by Party B of the conditions precedent to the bill advance operation, Party B shall effect the payment under the relevant L/C on behalf of Party A in accordance with the amount specified in such Domestic L/C Buyer Bill Advance Operation Application Form as accepted by it.
The term and other relevant matters of the bill advance operation shall be specifically dealt with in accordance with the provisions of the Domestic L/C Buyer Bill Advance Operation Application Form hereunder.

6. Party A hereby confirms that:
(1) Party B shall be entitled to the right of disposal over the full set of documents/goods under the buyer bill advance operation or other security interests or property interests that may be available to Party B under any applicable laws and regulations. If, in accordance with applicable laws, regulations or the judgment or award of a competent court or arbitration body, the right to dispose of the full set of documents/goods under the buyer bill advance operation shall belong to Party A, Party A hereby agrees to transfer unconditionally such right to Party B to the fullest extent permissible by applicable law and accepts all actions or inactions of Party B in connection with the disposal of such documents/goods. If, in accordance with applicable laws, regulations or the judgment or award of a competent court or arbitration body, the right to dispose of the full set of documents/goods under the buyer bill advance operation shall belong to Party B, Party B will retain such right until Party A repays in full the bill advance payments of Party B.
(2) When Party A applies to Party B to take possession of documents/goods and to thereby repay Party B’s bill advance financing with the sales proceeds, Party A will be acting only as a trustee of Party B, including without limitation acting on behalf of Party B to keep relevant documents in custody; handling the warehousing, custody, transport, processing, selling and insurance and like matters of the goods under such documents; maintain custody of the sales proceeds or deposit sales proceeds into an account designated by Party B. In addition, when selling the goods to a third person, Party A shall indicate its such capacity to such third person.
(3) All costs incurred by the goods during their custody under Party A, including without limitation insurance, warehousing, transport and dock costs, shall be borne by Party A; Party A undertakes to take out insurance for the goods against all possible risks at their market price and to name Party B as an insured in the original policy and to deliver such original policy to Party B for custody; should so insured goods suffers a loss, Party B shall be entitled to directly file claims with the insurer.
(4) Without consent of Party B, Party A may not dispose of the goods by way of deferred payment or any non-monetary payment, or at a price below the market level. Party A may not create a mortgage or pledge on the goods in favor of any other person or subject the goods to any lien. Upon the request of Party B, Party A shall immediately provide Party B with the accounts of the goods and details on their sales revenue or relevant sales contracts; Party B shall have the right to access the warehouse(s) to inspect the actual conditions of the goods or take repossession thereof.
7. Supplementary Warranties
In addition to those set out in the Facility Agreement, Party A shall make the following supplementary warranties to Party B in connection with the handling of the operation hereunder:

Party A warrants that the sales proceeds of the goods under the domestic L/C will first be applied towards the repayment of the financing provided by Party B to Party A.
8. Other specific matters associated with the handling of the operation hereunder shall be dealt with in accordance with the Domestic L/C Buyer Bill Advance Application Form.

Schedule 10: Agreement for Domestic L/C Negotiation Operations
1. In case of a conflict between the provisions hereof and those of the Facility Agreement, the former shall prevail.
2. The term “negotiation” means the act whereby Party B pays consideration to Party A after deduction of negotiation-related interest to the extent the documents are consistent with the L/C. Negotiation shall be restricted to negotiable deferred payment documentary L/Cs.
3. Conditions Precedent to Negotiation
(1) When applying to Party B for negotiation operations, Party A shall satisfy the conditions precedent set out in the Facility Agreement;
(2) Party A shall submit a written negotiation application;
(3) Party A has in accordance with the request of Party B completed relevant vouchers and provided relevant documents;
(4). Party A has completed legal and administrative approval procedures required for the negotiation operation and has submitted such approval documents to Party B for review. Party B shall have the right to demand Party A to provide duplicate copies of the approval documents or photocopies consistent with their originals;
(5) The letter of credit shall state that it shall be governed by Domestic Letter of Credit Settlement Rules of the People’s Bank of China (or its latest version as of the date of issuance of the letter of credit) and shall be in such form and substance as reviewed and accepted by Party B.
(6) Party A shall submit the documents within the document submission period and the term of the L/C and shall, together with the submission of such documents, submit the full original copy of the L/C (and the amended original copy, if applicable); which documents shall be found, upon Party B’s examination, to be consistent with the L/C;
(7) The L/C shall be a negotiable deferred payment documentary L/C and shall designate Party B as the negotiating bank.
4. Application for Negotiation
Upon effectiveness of the Facility Agreement, Party A shall submit a Domestic L/C Negotiation Application Form for each negotiation operation (“Transaction”) it applies for.

Each Transaction under this Schedule shall be independent from each other and shall comply with this Schedule, the relevant L/C and the relevant application of Party A.
5. Payment
If Party B accepts Party A’s application for the negotiation operation, Party B shall disburse negotiated funds to Party A on the basis of the amount specified in such Domestic L/C Negotiation Operation Application Form as accepted by it.
The term and other relevant matters of the negotiation operation shall be specifically dealt with in accordance with the provisions of the Domestic L/C Negotiation
Operation Application Form hereunder.
6. Party A agrees for Party B to treat the proceeds collected upon mailing of documents and the exchange payment request under the negotiation operation as the source of repayment for the negotiation operation and to automatically offset such proceeds against the financing provided by Party B to Party A.
7. Interest and Fee. In connection with the handling of the Transaction, Party A agrees to pay interest and fee to the negotiating bank, as more specifically set out in the Domestic L/C Negotiation Operation Application Form hereunder.
8. Party A hereby confirms that:
Upon Party A’s submission of the documents and Party B’s disbursement of the financing proceeds, Party B shall be entitled to the right of disposal over the full set of documents/goods under the domestic L/C or other security interests or property interests that may be available to Party B under any applicable laws and regulations and such rights and interests shall be retained by Party B until full satisfaction of its claims.
If, in connection with a negotiation operation, any discrepancy occurs between the documents and the domestic L/C and if as a result there occurs any circumstance affecting the normal recovery of the amounts receivable in respect of the seller’s goods, Party B shall be entitled to demand Party A to prepay the financing and/or seek other remedies provided in the Facility Agreement.
If, as a result of any discrepancy in the documents, any missing or delay of documents during the course of mailing, or any omissions in telegraphic communications, or any other reason not attributable to Party B, the payer under the L/C refuses, delays or reduces payment, Party B may claim from Party A payment for the principal, interest and expense of all (or the unpaid portion) of the financing together with any losses in connection therewith. Party B shall also have the option to dispose, on its own, of the documents and goods under the negotiation operation hereunder, to receive indemnity payment paid out of the proceeds of such disposal, and to claim any shortfall from Party A.
If the proceeds obtained by Party B upon mailing of documents and request of payment or discretionary disposal of the documents and goods are insufficient to repay in full the financing, Party B shall have the right to deduct, on its own, relevant amounts from the accounts opened by Party A with Party B or any other payment receipts of Party A. If Party B directly deducts relevant amounts from Party A’s account in accordance with relevant provisions hereof, and if the currency of such account differs from the currency of denomination of the bill purchase operation, such deduction shall be effected using the then applicable exchange rate of Party B.
9. In addition to those set out in the Facility Agreement, Party A shall make the following supplementary warranties to Party B in connection with the handling of the operation hereunder:
(1) Party A shall at the request of Party B timely provide Party B with information on the sales of the seller’s goods under the domestic L/C;
(2) If the sale of the seller’s goods under the domestic L/C encounters serious difficulties, Party A shall timely notify Party B of the same in writing.
10. Other specific matters associated with the handling of the operation hereunder shall be dealt with in accordance with the Domestic L/C Negotiation Application Form.

Schedule 11: Agreement for Outbound Remittance Financing Operations
1. In case of a conflict between the provisions hereof and those of the Facility Agreement, the former shall prevail.
2. Trade-related outbound remittances refer to a form of payment made by Party A (in the capacity of the importer party to a goods import contract executed by it) by way of bank remittance in accordance with such contract.
For the purpose of this contract and the documents in connection therewith, the term “outbound remittance financing” means the provision by Party B (in the capacity of the remitting bank for Party A’s trade-related remittances) of funds to Party A at the request of Party A for accommodative financing, which funds shall be made available to Party A for outbound payment and shall subsequently be repaid by Party A.
3. When applying to Party B for outbound remittance financing operations, Party A shall satisfy the conditions precedent set out in the Facility Agreement.
4. If Party B accepts Party A’s application for outbound remittance financing operations, Party B shall remit the financing proceeds to the payee specified in the remittance application submitted by Party A in the currency and amount specified in the Outbound Remittance Financing Application Form as accepted by Party B.
5. The provision by Party A of any documents to Party B at the request of Party B shall not be construed as subjecting Party B to any obligation and responsibility of examination with respect to the truthfulness and legality of the transactions undertaken by Party A.
6. Party A hereby confirms that:
(1) Party B shall be entitled to the right of disposal over the full set of documents/goods under the outbound remittance financing operation or other security interests or property interests that may be available to Party B under any applicable laws and regulations. If, in accordance with applicable laws, regulations or the judgment or award of a competent court or arbitration body, the right to dispose of the full set of documents/goods under the outbound remittance financing operation shall belong to Party A, Party A hereby agrees to transfer unconditionally such right to Party B to the fullest extent permissible by applicable law and accepts all actions or inactions of Party B in connection with the disposal of such documents/goods. If, in accordance with applicable laws, regulations or the judgment or award of a competent court or arbitration body, the right to dispose of the full set of documents/goods under the outbound remittance financing shall belong to Party B, Party B will retain such right until Party A repays in full the financing provided by Party B.

(2) When Party A applies to Party B to take possession of documents/goods and to thereby repay Party B’s financing with the sales proceeds, Party A will be acting as a trustee of Party B only, including without limitation, acting on behalf of Party B to keep relevant documents in custody; handle the warehousing, custody, transport, processing, selling and insurance and like matters of the goods under such documents; maintain custody of the sales proceeds; or deposit sales proceeds into an account designated by Party B. In addition, when selling the goods to a third person, Party A shall indicate its such capacity to such third person.
(3) All costs incurred by the goods during their custody under Party A, including without limitation insurance, warehousing, transport and dock costs, shall be borne by Party A; Party A undertakes to take out insurance for the goods against all possible risks at their market price and to name Party B as an insured in the original policy, and to deliver such original policy to Party B for custody; should the so insured goods suffers a loss, Party B shall be entitled to directly file claims with the insurer.
(4) Without consent of Party B, Party A may not dispose of the goods by way of deferred payment or any non-monetary payment, or at a price below the market level. Party A may not create a mortgage or pledge on the goods in favor of any other person or subject the goods to any lien. Upon the request of Party B, Party A shall immediately provide Party B with the accounts of the goods and details on their sales revenue or relevant sales contracts; Party B shall have the right to access the warehouse(s) to inspect the actual conditions of the goods or take repossession thereof.
(5) Party A shall satisfy its repayment obligations by using the same currency as the currency of denomination of Party B’s relevant operation. If Party B directly deducts relevant amounts from Party A’s account in accordance with relevant provisions hereof, and if the currency of such account differs from the currency of denomination of the bill purchase operation, such deduction shall be effected using the exchange rate published by Party B on the day of such deduction.
7. Supplementary Warranties
In addition to those set out in the Facility Agreement, Party A shall make the following supplementary warranties to Party B in connection with the handling of the operation hereunder:
Party A warrants that the sales proceeds of the import goods will first be applied towards the repayment of the financing provided by Party B to Party A.

When dealing with the import goods hereunder, Party A shall prudently and diligently exercise the duty of care. The contract dealing with the goods shall require the buyer of the goods to directly transfer the contract price of the goods to the account of Party B, which contract price shall be applied towards repayment of the principal, interest and other costs of the financing hereunder.
8. Other specific matters associated with the handling of the operation hereunder shall be dealt with in accordance with the Outbound Remittance Financing Application Form.